Financial Guidance Summary
2005 and 2006 Financial Guidance
EXHIBIT 99.3

	Three Months Ended		Year Ended		Year Ended
	December 31, 2005		December 31, 2005		December 31, 2006

	Range		Range		Range
Revenues	$48,000	$49,000	$167,834	$168,834	$212,000	$220,000

Earnings before interest, taxes, depreciation, amortization and other non-cash items	11,800	12,200	27,755	28,155	45,500	47,500

Per share data (a)	$0.20	$0.21	$0.55	$0.56	$0.78	$0.82

Interest income	(1,700)	(1,500)	(1,710)	(1,510)	(5,500)	(5,000)
Depreciation and amortization	3,300	3,200	11,285	11,185	19,000	18,000
Non-cash advertising	3,700	3,600	8,821	8,721	8,000	7,000
Non-cash stock compensation	1,400	1,300	2,381	2,281	4,800	4,700
Income tax provision	150	180	414	444	900	1,600

Net income	$4,950	$5,420	$6,564	$7,034	$18,300	$21,200

Net income per share - Diluted	$0.09	$0.09	$0.13	$0.14	$0.31	$0.36

(a)	Per share data above is earnings per common share before interest, taxes, depreciation, amortization and other non-cash items calculated based on the weighted-average shares outstanding used in computing diluted net income per share.

-	The year ended December 31, 2005 guidance includes the $3,150 charge during the June 30, 2005 quarter primarily related to the resignation of our former CEO.

-	The quarter ended and year ended December 31, 2005 and the year ended December 31, 2006 guidance includes the impact of the acquisition of Conceptis Technologies Inc.